UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁪	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁪	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁪	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan and Security Agreement

On March 31, 2015, PennyMac Mortgage Investment Trust (the “Company”), through one of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”), entered into a Loan and Security Agreement with Citibank, N.A. (“Citi”), pursuant to which PMC may finance certain of its mortgage servicing rights relating to mortgage loans pooled into Fannie Mae and/or Freddie Mac securities (the “MSRs”) in an aggregate loan amount not to exceed $250 million (the “Loan and Security Agreement”). The repayment date under the Loan and Security Agreement is March 29, 2016.

The principal amount of the borrowings under the Loan and Security Agreement is based upon a percentage of the market value (the “collateral value”) of the MSRs pledged by PMC, subject to the maximum loan amount described above. Under the Loan and Security Agreement, PMC granted to Citi a security interest in all of its right, title and interest in, to and under the MSRs pledged to secure loans. The pledge of the MSRs is or will be subject to separate acknowledgement agreements by and among Citi, PMC and either Fannie Mae or Freddie Mac, as applicable.

On a monthly basis, or upon PMC’s repayment of the borrowing, PMC is required to pay Citi accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repayment. PMC also pays Citi a fee for the structuring of the Loan and Security Agreement, as well as certain other administrative costs and expenses in connection with Citi’s management and ongoing administration of the Loan and Security Agreement. The obligations of PMC are fully guaranteed by the Company, and the mortgage loans relating to the MSRs are subserviced by an affiliate of the Company, PennyMac Loan Services, LLC.

The Loan and Security Agreement contains margin call provisions that require PMC, to the extent that the outstanding loan amount exceeds the collateral value of the MSRs at any time, to repay borrowings in the amount required to eliminate such excess. The Loan and Security Agreement also requires that PMC make certain representations, warranties and covenants customary for this type of transaction, including certain financial covenants consistent with PMC’s other credit facilities. The Loan and Security Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, subservicer credit or termination events, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the Loan and Security Agreement and the liquidation by Citi of the pledged MSRs then securing the borrowings.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement and the related guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of March 31, 2015, between PennyMac Corp. and Citibank, N.A.

10.2	Guaranty, dated as of March 31, 2015, by PennyMac Mortgage Investment Trust in favor of Citibank, N.A.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: April 3, 2015	By:	/s/ Anne D. McCallion
Anne D. McCallion Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of March 31, 2015, between PennyMac Corp. and Citibank, N.A.

10.2	Guaranty, dated as of March 31, 2015, by PennyMac Mortgage Investment Trust in favor of Citibank, N.A.

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